CONSENT OF DONALD HULSE

The undersigned hereby consents to the references to, and the information derived from, (i) the report titled “NI 43-101 Technical Report, La Libertad Mine, La Libertad Region, Nicaragua” dated March 24, 2015 and (ii) mineral reserve estimates for the La Libertad Project, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by B2Gold Corp.

/s/ Donald Hulse
Donald Hulse, P.E.
December 11, 2015